Exhibit 99.1
Azenta Reports Fourth Quarter and Full Year Results for Fiscal 2026, Ended September 30, 2026.

•Q4'26 reported revenue growth of 5% year over year and 2% on an organic basis
•FY'26 reported revenue growth of 5% year over year and 2% on an organic basis
•FY'27 reported revenue expected to range from $648 to $660 million
•FY'27 organic revenue growth expected to range between 3% to 5% year over year
•FY'27 adjusted EBITDA margin expected to expand approximately 200 to 250 basis points year over year

BURLINGTON, Mass., November 10, 2026 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2026.

B Medical Systems is reported as discontinued operations, with its historical results reflected in total diluted EPS. The Company completed the sale of the business on July 1, 2026, and received full repayment of the $35 million vendor loan, together with accrued interest, on September 3, 2026.

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2026	2025	Change	2026	2025	Change
Revenue from Continuing Operations	$167	$159	5%	$622	$594	5%
Organic growth			2%			2%
Sample Management Solutions	$94	$86	9%	$344	$325	6%
Multiomics	$73	$73	0%	$277	$269	3%

Diluted EPS Continuing Operations	$0.14	$1.12	(88)%	$(3.50)	$0.53	NM
Diluted EPS Total	$0.16	$1.11	(86)%	$(3.70)	$(1.22)	NM
Net Income (Loss) - Continuing Operations	$6	$52	(89)%	$(158)	$24	NM

Adjusted Diluted EPS Continuing Operations	$0.28	$0.21	33%	$0.48	$0.51	(6)%
Adjusted EBITDA - Continuing Operations	$19	$21	(7)%	$58	$66	(12)%
Adjusted EBITDA Margin - Continuing Operations	11.6%	13.0%		9.4%	11.2%

Management Comments
“We closed fiscal 2026 with improving momentum, delivering stronger performance in the second half of the year. Our businesses have strong market positions and differentiated capabilities, and we are seeing progress from our efforts to improve commercial execution and operating efficiency,” said Dr. Martin Madaus, Interim President and Chief Executive Officer. “We also took several actions to streamline our cost structure while advancing the strategic objective to turn Multiomics into a growth engine for Azenta."

Dr. Madaus continued, “Fiscal 2027 is about consistent execution and accelerating performance. We are focused on driving organic growth, expanding profitability and cash generation, and executing on our strategic initiatives."

Fourth Quarter Fiscal 2026 Results - Continuing Operations
•Revenue was $167  million, up 5% year over year. Organic revenue, which excludes a nominal impact from foreign exchange and a 3-percentage point impact from the acquisition of UK Biocentre Limited, was up 2% year over year, reflecting organic growth in Sample Management Solutions, partially offset by an organic revenue decline in Multiomics.
•Sample Management Solutions revenue was $94 million, up 9% year over year.
◦Organic revenue, which excludes the impact from foreign exchange and the contribution from the acquisition of UK Biocentre Limited, was up 4%, mainly driven by higher revenue in Sample Repository Services and Consumables and Instruments, partially offset by lower revenue in Automated Stores.
•Multiomics revenue was $73 million, flat year over year.
◦Organic revenue, which excludes the impact from foreign exchange, was down 1% year over year, primarily driven by lower Sanger Sequencing and Next Generation Sequencing revenue, partially offset by growth in Gene Synthesis.
Summary of GAAP Earnings Results - Continuing Operations
•Operating income was $2.5 million. Operating margin was 1.5%, an increase of 30 basis points year over year.
◦Gross margin was 46.0%, an increase of 60 basis points year over year, primarily driven by improved operating leverage, favorable mix and the benefits of ongoing cost initiatives. This improvement was partially offset by unfavorable fixed-cost absorption associated with lower sales volumes in certain areas of the portfolio, as well as quality remediation and rework activities in Automated Stores.
◦Operating expenses in the quarter were $74 million, up 6% year over year, primarily driven by higher research and development expenses, higher selling, general and administrative expenses, as well as higher restructuring charges, partially offset by a reversal of stock-based compensation expense related to our former Chief Executive Officer’s unvested awards.
•Total other income included $5 million of net interest income, consistent with the prior year period.
•Diluted EPS from continuing operations was $0.14 compared to $1.12 in the fourth quarter of fiscal year 2025. Diluted EPS from discontinued operations was $0.02, compared to ($0.02) a year ago. Total diluted EPS was $0.16, compared to $1.11 a year ago.
Summary of Non-GAAP Earnings Results - Continuing Operations
•Adjusted operating income was $11.5  million. Adjusted operating margin was 6.9%, an increase of 120 basis points year over year.
◦Adjusted gross margin was 47.2%, an increase of  50  basis points year over year, primarily driven by improved operating leverage, favorable mix and the benefits of ongoing cost initiatives. This improvement was partially offset by unfavorable fixed-cost absorption associated with lower sales volumes in certain areas of the portfolio, as well as quality remediation and rework activities in Automated Stores.
◦Adjusted operating expenses in the quarter were $67 million, up 3% year over year, mainly driven by higher research and development expenses, partially offset by a reversal of stock-based compensation expense related to our former Chief Executive Officer’s unvested awards.
•Adjusted EBITDA was $19.4 million, and Adjusted EBITDA margin was 11.6%, a decrease of 140 basis points year over year.
•Adjusted diluted EPS was $0.28, compared to $0.21 one year ago.
Full Year Fiscal 2026 Results - Continuing Operations
•Revenue was $622  million, up 5% year over year. Organic revenue, which excludes a 1-percentage point impact from foreign exchange and a 2-percentage point impact from the acquisition of UK Biocentre Limited, was up 2% year over year, reflecting higher revenue in Sample Management Solutions and Multiomics.

•Sample Management Solutions revenue was $344 million, up 6% year over year.
◦Organic revenue, which excludes the impact from foreign exchange and the contribution from the acquisition of UK Biocentre Limited, was up 2%, mainly driven by higher revenue in Sample Repository Services and Consumables and Instruments, partially offset by lower revenue in Automated Stores and Cryogenic Systems.
•Multiomics revenue was $277 million, up 3% year over year.
◦Organic revenue, which excludes the impact from foreign exchange, was up 1% year over year, primarily driven by higher revenue in Next Generation Sequencing and Gene Synthesis, partially offset by lower Sanger Sequencing revenue.
Summary of GAAP Earnings Results - Continuing Operations
•Operating loss was $174.7 million. Operating margin was (28.1%), compared to (4.5%) in fiscal 2025.
◦Gross margin was 44.2%, a decrease of 130 basis points year over year, primarily driven by unfavorable fixed-cost absorption associated with lower sales volumes in certain areas of the portfolio as well as costs related to quality remediation and rework activities in Automated Stores, and an increase in excess and obsolete inventory reserves. These impacts were partially offset by improved operating leverage and the benefits of ongoing cost initiatives.
◦Operating expenses were $450 million, an increase of 51% year over year, primarily driven by a non-cash goodwill impairment charge of $149 million. The increase also reflects higher research and development expenses, partially offset by lower selling, general and administrative expenses, including a reversal of stock-based compensation expense related to our former Chief Executive Officer’s unvested awards.
•Total other income included $18 million of net interest income and $6 million of other income, including $4 million related to the non-cash settlement of a preexisting contractual relationship with UK Biocentre Limited, compared with $19 million and $1 million, respectively, in fiscal 2025.
•Diluted EPS from continuing operations was ($3.50) compared to $0.53 in fiscal year 2025. Diluted EPS from discontinued operations was ($0.20), compared to ($1.75) a year ago. Total diluted EPS was ($3.70), compared to ($1.22) a year ago.
Summary of Non-GAAP Earnings Results - Continuing Operations
•Adjusted operating income was $9.8 million. Adjusted operating margin was 1.6%, a decrease of 110 basis points year over year.
◦Adjusted gross margin was 45.5%, a decrease of 130 basis points year over year, primarily driven by unfavorable fixed-cost absorption associated with lower sales volumes in certain areas of the portfolio as well as costs related to quality remediation and rework activities in Automated Stores, and an increase in excess and obsolete inventory reserves. These impacts were partially offset by improved operating leverage and the benefits of ongoing cost initiatives.
◦Adjusted operating expenses were $273 million, an increase of 4% year over year, driven by higher research and development expenses and higher selling, general and administrative expenses, partially offset by the reversal of stock-based compensation expense related to our former Chief Executive Officer’s unvested awards.
•Adjusted EBITDA was $58.3 million, and Adjusted EBITDA margin was 9.4%, a decrease of 180 basis points year over year.
•Adjusted diluted EPS was $0.48, compared to $0.51 one year ago.
Cash and Liquidity as of September 30, 2026
•The Company ended fiscal year 2026 with a total balance of cash, cash equivalents, restricted cash and marketable securities of $506 million.
•Operating cash flow was $22 million in the quarter. Capital expenditures were $10 million, and free cash flow (cash flow from operations less capital expenditures) was $12 million. For the full year, operating cash flow was $58 million, capital expenditures were $30 million, and free cash flow was $27 million.

Recent Strategic Investments
Elegen Agreements
•On October 28, 2026, the Company entered into a Technology, Equipment and License Agreement and a Master Services and Supply Agreement with Elegen Corp. (“Elegen”) to expand the Company’s gene synthesis capabilities. Under the agreements, the Company obtained an exclusive, royalty-free license to certain Elegen gene synthesis and cell-free cloning technologies, subject to certain restrictions specified in the agreements, and entered into related equipment, supply and service arrangements. The license has an initial five-year term and requires fixed license payments totaling $23.0 million. The Company has an option, exercisable between 12 and 18 months after execution, to convert the license to an irrevocable, perpetual, exclusive, royalty-free license for $25.0 million, plus any unpaid license fees, subject to the license’s terms. Aggregate capital deployment under the agreements is expected to range from approximately $32.0 million to $71.0 million, depending on future equipment purchases and whether the Company exercises the conversion option.

SynPlexity Acquisition
•On October 28, 2026, the Company acquired SynPlexity Inc. (“SynPlexity”), a synthetic biology company, for a base purchase price of $15.0 million in cash, of which approximately $2.5 million was held back, subject to customary closing and post-closing adjustments. The purchase agreement also provides for contingent consideration of up to $10.0 million based on the achievement of a specified revenue milestone through September 30, 2029. SynPlexity is a DNA assembly technology company providing products and services centered on large, multiplexed gene libraries for functional screening, drug discovery, therapeutics, and other applications. The acquisition is intended to expand the Company’s gene synthesis capabilities within its Multiomics business. Due to the timing of the acquisition, the initial accounting for the business combination is incomplete and certain acquisition-related disclosures are not yet available.

Share Repurchase Program Update
•On December 8, 2025, our Board of Directors approved a share repurchase program authorizing the repurchase of up to $250 million of our common stock through December 31, 2028, or the 2025 Repurchase Program. Repurchases under the 2025 Repurchase Program may be made in the open market or through privately negotiated transactions (including under an accelerated share repurchase agreement), or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Exchange Act, subject to market and business conditions, legal requirements, and other factors. During the fiscal year ended September 30, 2026, the Company repurchased 4.4 million shares of common stock for $118.2 million (excluding fees, commissions, and excise tax) in open market repurchases pursuant to the 2025 Repurchase Program. As of September 30, 2026, $131.8 million remained available for future repurchases under the 2025 Repurchase Program.

First Quarter Fiscal 2027 Guidance
•Total organic revenue growth is expected to range approximately between 3%-4% relative to the first quarter of fiscal 2026.
•Adjusted EBITDA margin is expected to expand by approximately 100 to 150 basis points relative to the first quarter of fiscal 2026.

Full Year Fiscal 2027 Guidance
The Company expects total reported revenue from continuing operations to range approximately between $648 to $660 million for the fiscal year ending September 30, 2027.
•Total organic revenue growth is expected to range approximately between up 3% to 5% relative to fiscal 2026.
•Organic revenue for Sample Management Solutions is expected to grow mid-single-digits.
•Organic revenue for Multiomics is expected to grow low-single-digits.
•The high end of the fiscal 2027 revenue outlook includes the potential contributions from Elegen and SynPlexity. Fiscal 2027 is expected to be primarily a year of integration, scale-up, and commercialization of these capabilities.
•Adjusted EBITDA margin expansion of 200 to 250 basis points year-over-year, inclusive of the expected dilution of 100 basis points associated with the Elegen agreements and SynPlexity acquisition.
•Free cash flow (cash flow from operations less capital expenditures) is expected to improve approximately 25%, relative to fiscal 2026.

Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the Company's control, or cannot be reasonably predicted. These items are uncertain and could have a significant impact on the Company’s GAAP results for the guidance periods. Such adjustments include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures, governance-related matters, goodwill and intangible impairments, stock-based compensation, and other gains and charges that are not representative of the normal operations of the business.

Conference Call and Webcast
Azenta management will webcast its fourth quarter and full year fiscal 2026 earnings conference call on November 11, 2026 at 8:30 a.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.
The call will be broadcast live over the Internet and, together with presentation materials and supplemental information referenced on the call, will be hosted at the Investor Relations section of Azenta’s website at https://investors.azenta.com/events. The supplemental information is being posted at the time of this earnings release, and the presentation materials will be posted ahead of the earnings call. A replay of the webcast will be archived on the website for convenient on-demand access.
Regulation G – Use of Non-GAAP Financial Measures
This release includes non-GAAP financial measures, including organic revenue, Adjusted gross profit and margin, Adjusted operating income, expenses and margin, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, Adjusted net income, Adjusted diluted EPS and free cash flow. Management believes these measures provide investors with additional insight into the results of the Company’s business operations, enhance period-to-period comparability and facilitate comparison with peers. Management uses these measures to evaluate business performance and uses organic revenue (referred to as Core Revenue in the Company’s proxy statement), Adjusted EBITDA and free cash flow in determining compensation under the Company’s annual incentive plan. These non-GAAP financial measures are not presented in accordance with, and are not substitutes for, financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and should be considered together with the most directly comparable GAAP financial measures. These measures may not be comparable to similarly titled measures used by other companies.
These measures are presented on a continuing operations basis, except free cash flow, which is presented on a total company basis inclusive of B Medical Systems. Adjusted diluted EPS does not exclude stock-based compensation; the Company separately presents Adjusted net income excluding stock-based compensation. Reconciliations to the most directly comparable GAAP measures, and descriptions of the adjustments, are included at the end of this release under “Notes on Non-GAAP Financial Measures.” Certain amounts may not sum due to rounding, and all percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended
Some statements in this release are forward-looking statements within the meaning of the federal securities laws. These statements are neither promises nor guarantees and involve risks and uncertainties, both known and unknown, that could cause Azenta’s actual financial or business results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on the facts and assumptions known to management as of the date they are made.

Forward-looking statements include, but are not limited to, statements regarding the Company’s fiscal 2027 guidance and outlook, including revenue, organic revenue growth, Adjusted EBITDA margin expansion and free cash flow expectations; expectations regarding the implementation, integration, commercialization and anticipated benefits of the Company’s strategic investments, including the Elegen agreements and SynPlexity acquisition; potential future capital deployment under the Elegen agreements, including future equipment purchases and the potential exercise of the license conversion option; expectations regarding the timing, execution and benefits of operational, commercial and organizational transformation initiatives; anticipated productivity improvements, cost actions and margin expansion; expectations regarding demand trends and end-market conditions; and the Company’s long-range financial objectives. Factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the Company’s ability to achieve its fiscal 2027 outlook; the Company’s ability to successfully implement, integrate and commercialize its strategic investments, including the Elegen agreements and SynPlexity acquisition, and realize their anticipated benefits; risks associated with future capital deployment and other obligations under the Elegen agreements; the ability to achieve anticipated revenue, margin, cost and productivity improvements; changes in customer demand, purchasing behavior or funding conditions in the markets the Company serves; macroeconomic, geopolitical or regulatory developments; foreign currency fluctuations; supply chain disruptions; competitive dynamics; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Azenta expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling life science organizations around the world to bring impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, and Barkey.
Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe, and Asia. For more information, please visit www.azenta.com.
AZENTA INVESTOR CONTACTS:
Yvonne Perron
Vice President, Financial Planning & Analysis and Investor Relations
ir@azenta.com
Maria Isabel Cuartas
Manager Investor Relations
ir@azenta.com

AZENTA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Year Ended September 30,
	2026	2025	2026	2025
Revenue
Products	$45,306	$48,020	$165,291	$173,189
Services	121,782	111,172	456,412	420,632
Total revenue	167,088	159,192	621,703	593,821
Cost of revenue
Products	23,961	26,287	95,850	94,894
Services	66,260	60,631	250,889	228,647
Total cost of revenue	90,221	86,918	346,739	323,541
Gross profit	76,867	72,274	274,964	270,280
Operating expenses
Research and development	10,443	8,258	37,918	30,390
Selling, general and administrative	61,860	61,709	257,526	261,563
Impairment of goodwill and intangible assets	—	—	149,083	—
Restructuring charges	2,058	406	5,136	5,171
Total operating expenses	74,361	70,373	449,663	297,124
Operating income (loss)	2,506	1,901	(174,699)	(26,844)
Other income (expense)
Interest income, net	4,520	5,019	17,830	18,779
Other income (expense), net	526	(620)	5,863	922
Income (loss) from continuing operations before income taxes	7,552	6,300	(151,006)	(7,143)
Income tax expense (benefit)	1,678	(45,353)	6,860	(31,601)
Income (loss) from continuing operations	5,874	51,653	(157,866)	24,458
Income (loss) from discontinued operations, net of tax	915	(776)	(9,119)	(80,221)
Net income (loss)	$6,789	$50,877	$(166,985)	$(55,763)
Basic net income (loss) per share:
Income (loss) from continuing operations	$0.14	$1.13	$(3.50)	$0.53
Income (loss) from discontinued operations, net of tax	$0.02	$(0.02)	$(0.20)	$(1.75)
Net income (loss) per share	$0.16	$1.11	$(3.70)	$(1.22)
Diluted net income (loss) per share:
Income (loss) from continuing operations	$0.14	$1.12	$(3.50)	$0.53
Income (loss) from discontinued operations, net of tax	$0.02	$(0.02)	$(0.20)	$(1.75)
Diluted net income (loss) per share	$0.16	$1.11	$(3.70)	$(1.22)
Weighted average shares used in computing net income (loss) per share:
Basic	43,264	45,833	45,130	45,743
Diluted	43,465	45,994	45,130	45,896

AZENTA, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	September 30,
	2026	2025

Assets
Current assets
Cash and cash equivalents	$193,798	$279,783
Short-term marketable securities	138,886	61,137
Accounts receivable, net of allowance for expected credit losses ($4,111 and $4,649, respectively)	143,418	142,181
Inventories	77,122	74,956
Short-term restricted cash	265	2,359
Refundable income taxes	10,717	9,728
Contract assets	32,971	37,295
Prepaid expenses and other current assets	26,359	27,365
Current assets held for sale	—	73,535
Total current assets	623,536	708,339
Property, plant and equipment, net	175,245	153,954
Long-term marketable securities	169,200	201,585
Long-term deferred tax assets	499	726
Operating lease right-of-use assets	59,012	54,048
Goodwill	546,259	702,395
Intangible assets, net	79,998	101,814
Long term income taxes receivable	45,600	45,600
Other assets	9,034	6,115
Noncurrent assets held for sale	—	85,006
Total assets	$1,708,383	$2,059,582
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$55,219	$37,722
Deferred revenue	40,081	31,569
Derivative liability	25,641	33,420
Accrued warranty and retrofit costs	3,544	4,713
Accrued compensation and benefits	33,396	35,799
Customer deposits	33,566	26,499
Accrued income taxes payable	3,517	9,416
Accrued expenses and other current liabilities	38,123	30,268
Current liabilities held for sale	—	28,268
Total current liabilities	233,087	237,674
Long-term deferred tax liabilities	15,338	18,245
Long-term operating lease liabilities	51,874	51,244
Other long-term liabilities	10,863	11,142
Noncurrent liabilities held for sale	—	14,291
Total liabilities	$311,162	$332,596

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 55,284,062 shares issued and 41,757,019 shares outstanding at September 30, 2026, 59,320,848 shares issued and 45,858,979 shares outstanding at September 30, 2025	553	594
Additional paid-in capital	424,268	529,605
Accumulated other comprehensive loss	(77,398)	(22,213)
Treasury stock, at cost - 13,527,043 shares at September 30, 2026 and 13,461,869 shares at September 30, 2025	(203,173)	(200,956)
Retained earnings	1,252,971	1,419,956
Total stockholders' equity	1,397,221	1,726,986
Total liabilities and stockholders' equity	$1,708,383	$2,059,582

AZENTA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Year Ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(166,985)	$(55,763)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,520	61,209
Impairment of goodwill and intangible assets	149,083	—
Non-cash gain from settlement of preexisting contractual relationship	(3,716)	—
Loss on assets held for sale	9,491	93,118
Property, plant and equipment and other asset write-offs	1,363	3,478
Inventory write-downs	4,015	—
Other non-cash adjustments	(1,985)	—
Stock-based compensation	12,243	20,881
Amortization and accretion on marketable securities	(1,424)	(1,578)
Deferred income taxes	(5,170)	(27,038)
Loss on disposals of property, plant and equipment	14	711
Changes in operating assets and liabilities:
Accounts receivable	4,423	21,039
Inventories	(8,041)	(2,671)
Accounts payable	12,662	1,037
Deferred revenue	6,020	641
Accrued warranty and retrofit costs	(424)	(435)
Accrued compensation and tax withholdings	(1,418)	7,427
Long term income taxes receivable	—	(45,600)
Other assets and liabilities	(9,165)	(4,275)
Net cash provided by operating activities	57,506	72,181
Cash flows from investing activities
Purchases of property, plant and equipment	(30,079)	(33,857)
Purchases of marketable securities and other investments	(375,684)	(451,409)
Sales and maturities of marketable securities	328,609	389,452
Acquisition of UK Biocentre, net of cash acquired	(11,150)	—
Proceeds from other investment	—	2,130
Net investment hedge settlement	—	3,223
Proceeds from the sale of B Medical Systems business, net of cash transferred	54,503	—
Net cash used in investing activities	(33,801)	(90,461)
Cash flows from financing activities
Proceeds from issuance of common stock	2,204	2,770
Payments of finance leases	(748)	(985)
Withholding tax payments on net share settlements on equity awards	(2,669)	—
Share repurchases	(118,286)	—
Excise tax payment for settled share repurchases	—	(11,376)
Net cash used in financing activities	(119,499)	(9,591)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(2,576)	3,566
Net decrease in cash, cash equivalents and restricted cash	(98,370)	(24,305)
Cash, cash equivalents and restricted cash, beginning of period	296,685	320,990
Cash, cash equivalents and restricted cash, end of period	$198,315	$296,685
Supplemental disclosures:
Cash paid for income taxes, net	$18,118	$6,568
Purchases of property, plant and equipment included in accounts payable and accrued expenses	$9,404	$5,546

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
	Year Ended September 30,
	2026	2025
Cash and cash equivalents of continuing operations	$193,798	$279,783
Cash included in current assets held for sale	—	13,206
Short-term restricted cash	265	2,359
Long-term restricted cash included in other assets	4,252	1,337
Total cash, cash equivalents and restricted cash shown in the consolidated statements of cash flows	$198,315	$296,685

Notes on Non-GAAP Financial Measures - Continuing Operations
Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2026		June 30, 2026		September 30, 2025
Amounts in thousands, except per share data	$	per diluted share	$	per diluted share	$	per diluted share
Net income (loss) from continuing operations	$5,874	$0.14	$(1,529)	$(0.03)	$51,653	$1.12
Adjustments:
Amortization of completed technology	2,076	0.05	2,082	0.05	2,088	0.05
Amortization of other intangible assets	3,606	0.08	3,616	0.08	3,977	0.09
Transformation costs(1)	804	0.02	272	0.01	634	0.01
Restructuring charges	2,058	0.05	513	0.01	406	0.01
Merger and acquisition costs(3)	363	0.01	2,248	0.05	87	0.00
Non-recurring other adjustments(4)	142	0.00	—	—	—	—
Purchase accounting adjustments	117	0.00	154	0.00	—	—
Tax adjustments(5)	—	—	—	—	(46,960)	(1.02)
Tax effect of adjustments	(2,753)	(0.06)	(198)	0.00	(2,246)	(0.05)
Adjusted net income from continuing operations	$12,287	$0.28	$7,158	$0.16	$9,639	$0.21
Stock-based compensation, pre-tax	(2,412)	(0.06)	4,692	0.10	3,901	0.08
Tax rate	19%	—	13%	—	17%	—
Stock-based compensation, net of tax	(1,954)	(0.04)	4,082	0.09	3,238	0.07
Adjusted net income excluding stock-based compensation - continuing operations	$10,333	$0.24	$11,240	$0.25	$12,877	$0.28

Shares used in computing adjusted diluted net income per share		43,465		45,286		45,994

	Year Ended
	September 30, 2026		September 30, 2025
Amounts in thousands, except per share data	$	per diluted share	$	per diluted share
Net income (loss) from continuing operations	$(157,866)	$(3.50)	$24,458	$0.53
Adjustments:
Amortization of completed technology	8,093	0.18	7,965	0.17
Amortization of other intangible assets	14,336	0.32	16,475	0.36
Transformation costs(1)	2,717	0.06	10,405	0.23
Restructuring charges	5,136	0.11	5,171	0.11
Impairment of goodwill and intangible assets(2)	149,083	3.30	—	—
Merger and acquisition costs(3)	4,799	0.11	2,403	0.05
Non-recurring other adjustments(4)	(3,716)	(0.08)	(2,130)	(0.05)
Purchase accounting adjustment	271	0.01	—	—
Tax adjustments(5)	—	—	(39,660)	(0.86)
Tax effect of adjustments	(1,048)	(0.02)	(1,675)	(0.04)
Other adjustments	—	—	38	0.00
Adjusted net income from continuing operations	$21,805	$0.48	$23,450	$0.51
Stock-based compensation, pre-tax	12,410	0.27	19,849	0.43
Tax rate	19%	—	17%	—
Stock-based compensation, net of tax	10,052	0.22	16,475	0.36
Adjusted net income excluding stock-based compensation - continuing operations	$31,857	$0.71	$39,925	$0.87

Shares used in computing adjusted diluted net income per share		45,130		45,896
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.
(2)Represents a non-cash goodwill impairment charge recognized in the second quarter of fiscal 2026 as a result of the Company's quantitative goodwill impairment analysis as of March 31, 2026, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(3)Merger and acquisition costs consist primarily of legal, accounting, valuation, and strategic advisory fees incurred in connection with acquisition and integration activities.
(4)The Company recognized $3.9 million non-cash gain from the settlement of the pre-existing contractual relationship with UK Biocentre Limited in the second quarter of fiscal 2026. The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis in the second quarter of fiscal 2025. These are non-recurring and non-operational adjustments.
(5)The tax adjustments for the fourth quarter of fiscal year 2025 and full year includes a one-time $45.6 million benefit related to a worthless stock deduction on one of the Company's foreign subsidiaries that is excluded from non-GAAP results. The full year adjustments also includes a one-time tax expense of $6.4 million driven by a repatriation of historical earnings from China.

	Quarter Ended			Year Ended
Dollars in thousands	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP net income (loss)	$6,789	$2,456	$50,877	$(166,985)	$(55,763)
Less: Income (loss) from discontinued operations	915	3,985	(776)	(9,119)	(80,221)
GAAP net income (loss) from continuing operations	5,874	(1,529)	51,653	(157,866)	24,458
Adjustments:
Interest income, net	(4,520)	(3,825)	(5,019)	(17,830)	(18,779)
Income tax expense (benefit)	1,678	2,375	(45,353)	6,860	(31,601)
Depreciation	9,579	7,861	8,338	33,986	32,033
Amortization of completed technology	2,076	2,082	2,088	8,093	7,965
Amortization of other intangible assets	3,606	3,616	3,977	14,336	16,475
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$18,293	$10,580	$15,684	$(112,421)	$30,551

	Quarter Ended			Year Ended
Dollars in thousands	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$18,293	$10,580	$15,684	$(112,421)	$30,551
Adjustments:
Stock-based compensation	(2,412)	4,692	3,901	12,410	19,849
Restructuring charges	2,058	513	406	5,136	5,171
Impairment of goodwill and intangible assets(1)	—	—	—	149,083	—
Merger and acquisition costs(2)	363	2,248	87	4,799	2,403
Transformation costs(3)	804	272	634	2,717	10,405
Non-recurring other adjustments(4)	142	—	—	(3,716)	(2,130)
Purchase accounting adjustment	117	154	—	271	—
Other adjustments	—	—	—	16	34
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$19,365	$18,459	$20,712	$58,295	$66,283
(1)Represents a non-cash goodwill impairment charge recognized in the second quarter of fiscal 2026 as a result of the Company's quantitative goodwill impairment analysis as of March 31, 2026, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(2)Merger and acquisition costs consist primarily of legal, accounting, valuation, and strategic advisory fees incurred in connection with acquisition and integration activities.
(3)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.
(4)The Company recognized $3.9 million non-cash gain from the settlement of the pre-existing contractual relationship with UK Biocentre Limited in the second quarter of fiscal 2026. The Company received $2.1 million of cash proceeds from a cost method investment which had no cost basis in the second quarter of fiscal 2025. These are non-recurring and non-operational adjustments.

	Quarter Ended
Dollars in thousands	September 30, 2026		June 30, 2026		September 30, 2025
GAAP gross profit	$76,867	46.0%	$72,356	44.9%	$72,274	45.4%
Adjustments:
Amortization of completed technology	2,076	1.2%	2,082	1.3%	2,088	1.3%
Adjusted gross profit	$78,943	47.2%	$74,438	46.2%	$74,362	46.7%

	Year Ended
Dollars in thousands	September 30, 2026		September 30, 2025
GAAP gross profit	$274,964	44.2%	$270,280	45.5%
Adjustments:
Amortization of completed technology	8,093	1.3%	7,965	1.3%
Transformation costs(1)	—	—%	52	0.0%
Other Adjustments	—	—%	18	0.0%
Adjusted gross profit	$283,057	45.5%	$278,315	46.9%
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
Dollars in thousands	September 30, 2026		June 30, 2026		September 30, 2025		September 30, 2026		June 30, 2026		September 30, 2025
GAAP gross profit	$44,408	47.4%	$39,126	44.3%	$41,175	47.9%	$32,459	44.2%	$33,230	45.6%	$31,094	42.5%
Adjustments:
Amortization of completed technology	1,386	1.5%	1,393	1.6%	1,226	1.4%	690	0.9%	689	0.9%	862	1.2%
Adjusted gross profit	$45,794	48.9%	$40,519	45.9%	$42,401	49.3%	$33,149	45.1%	$33,919	46.5%	$31,956	43.7%

	Segment Total
	Quarter Ended
Dollars in thousands	September 30, 2026		June 30, 2026		September 30, 2025
GAAP gross profit	$76,867	46.0%	$72,356	44.9%	$72,274	45.4%
Adjustments:
Amortization of completed technology	2,076	1.2%	2,082	1.3%	2,088	1.3%
Adjusted gross profit	$78,943	47.2%	$74,438	46.2%	$74,362	46.7%

	Sample Management Solutions				Multiomics
	Year Ended				Year Ended
Dollars in thousands	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
GAAP gross profit	$156,401	45.4%	$156,645	48.3%	$118,563	42.8%	$113,635	42.2%
Adjustments:
Amortization of completed technology	5,344	1.6%	4,522	1.4%	2,749	1.0%	3,443	1.3%
Transformation costs(1)	—	—%	52	0.0%	—	—%	—	—%
Other Adjustments	—	—%	26	0.0%	—	—%	(8)	0.0%
Adjusted gross profit	$161,745	47.0%	$161,245	49.7%	$121,312	43.8%	$117,070	43.5%

	Segment Total
	Year Ended
Dollars in thousands	September 30, 2026		September 30, 2025
GAAP gross profit	$274,964	44.2%	$270,280	45.5%
Adjustments:
Amortization of completed technology	8,093	1.3%	7,965	1.3%
Transformation costs(1)	—	—%	52	0.0%
Other Adjustments	—	—%	18	0.0%
Adjusted gross profit	$283,057	45.5%	$278,315	46.9%
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in thousands	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	June 30, 2026	September 30, 2025
GAAP operating income (loss)	$9,063	$2,051	$6,986	$(6,557)	$(6,229)	$(5,085)	$2,506	$(4,178)	$1,901
Adjustments:
Amortization of completed technology	2,076	2,082	2,088	—	—	—	2,076	2,082	2,088
Amortization of other intangible assets	—	49	—	3,606	3,567	3,977	3,606	3,616	3,977
Transformation costs(1)	179	56	(57)	625	216	691	804	272	634
Restructuring charges	—	—	—	2,058	513	406	2,058	513	406
Merger and acquisition costs(3)	60	204	—	303	2,044	87	363	2,248	87
Purchase accounting and other adjustments	154	154	73	(38)	—	(73)	116	154	—
Adjusted operating income (loss)	$11,532	$4,596	$9,090	$(3)	$111	$3	$11,529	$4,707	$9,093

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
Dollars in thousands	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
GAAP operating income (loss)	$705	$4,710	$(175,404)	$(31,554)	$(174,699)	$(26,844)
Adjustments:
Amortization of completed technology	8,093	7,965	—	—	8,093	7,965
Amortization of other intangible assets	86	—	14,250	16,475	14,336	16,475
Transformation costs(1)	348	2,820	2,369	7,585	2,717	10,405
Restructuring charges	—	—	5,136	5,171	5,136	5,171
Impairment of goodwill and intangible assets(2)	—	—	149,083	—	149,083	—
Merger and acquisition costs(3)	264	—	4,535	2,403	4,799	2,403
Purchase accounting and other adjustments	294	118	—	(84)	294	34
Adjusted operating income (loss)	$9,790	$15,613	$(31)	$(4)	$9,759	$15,609
(1)Transformation costs represent expenses associated with discrete strategic initiatives undertaken to simplify, standardize, streamline, and optimize the Company's operations, processes, and systems. These initiatives are intended to generate long-term operational efficiencies and productivity improvements and do not meet the definition of restructuring charges. Transformation costs primarily include asset write-downs associated with technology changes, inventory write-downs related to restructuring activities, and third-party consulting costs incurred to support process and systems redesign efforts.
(2)Represents non-cash goodwill impairment charges recognized in the second quarter of fiscal 2026 as a result of the Company’s quantitative goodwill impairment analysis as of March 31, 2026, including $112.4 million for the Multiomics reporting unit and $36.6 million for the Sample Management Solutions reporting unit.
(3)Merger and acquisition costs consist primarily of legal, accounting, valuation, and strategic advisory fees incurred in connection with acquisition and integration activities.

	Sample Management Solutions			Multiomics			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in millions	September 30, 2026	September 30, 2025	Change	September 30, 2026	September 30, 2025	Change	September 30, 2026	September 30, 2025	Change
Revenue	$94	$86	9%	$73	$73	0%	$167	$159	5%
Acquisitions	(4)	—	(5)%	—	—	—%	(4)	—	(3)%
Currency exchange rates	0	—	0%	(1)	—	(1)%	(0)	—	0%
Organic revenue	$90	$86	4%	$73	$73	(1)%	$162	$159	2%

	Sample Management Solutions			Multiomics			Azenta Total
	Year Ended			Year Ended			Year Ended
Dollars in millions	September 30, 2026	September 30, 2025	Change	September 30, 2026	September 30, 2025	Change	September 30, 2026	September 30, 2025	Change
Revenue	$344	$325	6%	$277	$269	3%	$622	$594	5%
Acquisitions	(10)	—	(3)%	—	—	—%	(10)	—	(2)%
Currency exchange rates	(4)	—	(1)%	(5)	—	(2)%	(8)	—	(1)%
Organic revenue	$331	$325	2%	$273	$269	1%	$604	$594	2%